Exhibit 21.1
Amneal Pharmaceuticals, Inc.

Subsidiaries of the Registrant as of December 31, 2020:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Amedra Pharmaceuticals LLC	Delaware
Amneal Biosciences LLC	Delaware
Amneal EU, Limited	Ireland
Amneal Injectables Private Limited	India
Amneal Ireland Limited	Ireland
Amneal Netherlands B.V.	Netherlands
Amneal Oncology Private Limited	India
Amneal Pharma Europe Limited	Ireland
Amneal Pharma Germany GmbH	Germany
Amneal Pharma UK Holdings Limited	United Kingdom
Amneal Pharmaceuticals Private Limited	India
Amneal Pharmaceuticals Company GmbH	Switzerland
Amneal Pharmaceuticals Dutch Holding Company, LLC	Delaware
Amneal Pharmaceuticals Holding GmbH	Switzerland
Amneal Pharmaceuticals LLC	Delaware
Amneal Pharmaceuticals of New York, LLC	Delaware
Amneal Singapore Private Ltd.	Singapore
Amneal UK Holding Company Limited	United Kingdom
Amneal-Agila, LLC	Delaware
AvKARE, LLC	Tennessee
Dixon-Shane LLC	Kentucky
Gemini Laboratories, LLC	Delaware
Impax Holdings LLC	Delaware
Impax Laboratories (Netherlands) B.V.	Netherlands
Impax Laboratories Ireland Limited	Ireland
Impax Laboratories USA, LLC	California
Impax Laboratories, LLC	Delaware
Mountain, LLC	Delaware
RAKS Pharma Private Limited	India
Rondo Acquisition LLC	Delaware
Rondo Holdings, LLC	Delaware
Rondo Intermediate Holdings, LLC	Delaware
Rondo Partners, LLC	Delaware
Rondo Top Holdings, LLC	Delaware
Solis Generic Pharmaceuticals LLC	Delaware
Trail Services, LLC	Delaware